Exhibit 99.1


                        [SUNTERRA CORPORATION LETTERHEAD]


May 31, 2006


John Ziegelman
Portfolio Manager
CD Capital
2 North Riverside Plaza
Suite 600
Chicago, IL  60606


Dear John,

Thank you for your letter of May 19, 2006, which has been carefully considered by Sunterra's board of directors. Simultaneously with delivery of this letter to you, we are filing it with the SEC on Form 8-K in order to comply with Regulation FD.

As we have previously announced, an investigation of certain matters by independent counsel is ongoing and our previously issued consolidated financial statements requiring restatement cannot be relied upon. We also have not yet filed our financial statements for the quarter ended March 31, 2006. We are unable therefore to reply directly as to certain matters until these issues have been resolved. You have raised a number of items in your letter and in your previous communications with the Company which we address below:

      o Since Sunterra's emergence in 2002, we believe significant value has been added. The Company has achieved its transition to a viable operating entity with a strong balance sheet and significant cash flow from operations. Employing a similar methodology as yours, the table below shows Sunterra's market capitalisation on certain dates in the period from April 1, 2003 to May 31, 2006, and as you can see, it has been since the recently announced disengagement of our reporting accountants and the subsequent events that this value has declined. Our stock price went from $5.06 on April 1, 2003 to $14.28 on March 31, 2006. It is regrettable that we have had to announce a restatement and an independent investigation, but we still believe in our underlying business strategy. While our stock price has recently declined ($10.34 at the close of May 31, 2006), we believe our long term strategy ultimately will increase shareholder value.

                        STOCK PRICE/MARKET CAPITALIZATION

----------- ------- ------------ --------------- ------- ------------ --------------- ------------------
            CLOSE                                CLOSE
            FIRST     SHARES                     LAST      SHARES                     INCREASE/(DECREASE)
  PERIOD    DAY     OUTSTANDING   MARKET VALUE   DAY     OUTSTANDING   MARKET VALUE          IN
            OF                                   OF                                     MARKET VALUE
            PERIOD                               PERIOD                                  FOR PERIOD
----------- ------- ------------ --------------- ------- ------------ --------------- ------------------
Apr 1,
2003 -       $5.06  18,045,077   $91,308,089.62  $13.54  18,494,890   $250,420,810.60  $159,112,720.98
Mar 31,
2004
----------- ------- ------------ --------------- ------- ------------ --------------- ------------------
Apr 1,
2004 -      $13.81  18,494,890   $255,414,430.90 $15.08  18,968,849   $286,050,242.92  $30,635,812.02
Mar 31,
2005
----------- ------- ------------ --------------- ------- ------------ --------------- ------------------
Apr 1,
2005 -      $14.88  18,968,849   $282,256,473.12 $14.28  19,719,896   $281,600,114.88   ($656,358.24)
Mar 31,
2006
----------- ------- ------------ --------------- ------- ------------ --------------- ------------------
Apr 1,
2006 -      $13.93  19,719,896   $274,698,151.28 $10.34  19,719,896   $203,903,724.64 ($70,794,426.64)
May 31,
2006
----------- ------- ------------ --------------- ------- ------------ --------------- ------------------
TOTAL
VALUE                                                                                  $118,297,748.12
CREATED
----------- ------- ------------ --------------- ------- ------------ --------------- ------------------


      o We have recently announced our preliminary conclusions following the completion of the Boston Consulting Group market and product review, which we believe has allowed us to develop a viable growth plan and a clear direction for the Company which we are already in the process of implementing. Our strategy is to focus on our North American business, which accounts for more than 80% of our revenues today, in our most productive segments and distribution channels. This is having a positive effect on our advertising, sales and marketing expenses and our margins. Clearly, we cannot at this time predict the additional impact, if any, of the outcome of the investigation on our overall expenses and margins. The recent acquisition of the Beach Group business is reflective of our drive towards efficiently acquiring a more affluent customer with a greater propensity to purchase our product.

      o In its press release of May 3, 2006, the Company announced the downsizing and restructuring of Sunterra Europe. During much of the period of growth identified above, Sunterra Europe has been a key asset of the business. In July 2005, we announced certain market issues which were adversely affecting our European business and we took steps then, including reducing our overhead burden and re-focusing certain marketing programs, in order to address those issues. We later concluded that these initiatives were not delivering the results we had hoped for as a result of fundamental changes in the marketplace, and we determined to take further action. Accordingly, on May 3, 2006, we announced that we were taking the following key actions:


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
            o The curtailment of marketing activities to new members, but with continued sales to existing members;

            o     The streamlining of management;

            o     The reduction of overhead costs; and

            o The maintenance of resort management and member services operations.

      o The restructuring of Sunterra Europe is proceeding according to our expectations. We have appointed Al Bentley of Mackinac Partners, a respected consulting firm, to assist with this process, and he is now based at our UK offices. Mackinac Partners is an affiliate of one of our directors, and Al has extensive experience with the Company and the industry, which we believe will add value to this undertaking.

      o It is our intention to stabilize the European business and to derive value from the existing members, assets and property management contracts while we examine the best alternatives for the business. We have received no formal offers for the European business in the last twelve months which have been rejected. However, we have recently received a preliminary indication of interest to acquire Sunterra Europe. While it is our initial view that this offer does not reflect the true value of the business, we have appointed a financial adviser to assist us in assessing the best alternatives, and the board will take this advice into account when deciding on the appropriate action to take with respect to Sunterra Europe.

      o You have pressed us to consider your candidate to be added to Sunterra's board as an additional independent director. We agree that it would be in the best interests of all our shareholders to add a new director to the board. Sunterra's governance and nominating committee initiated a search and expressly included CD Capital's candidate in that process. Heidrick & Struggles has been engaged to assist with the search so the committee can be sure it has identified the best possible candidate for this position. The committee welcomes further recommendations for board candidates from you and any of our other shareholders for this important role, and such recommendations will be considered using the same criteria used for candidates recommended by the committee, as described in our last proxy statement. We believe it is prudent to await the outcome of the investigation, which will then allow us to assess a full set of candidates, before reaching any decision on this.

      o We have reviewed your opinion of our operating expenses, which we will further address when we can announce our results for the quarter ended March 31, 2006. We would say now, however, that we disagree with your analysis and note that we also believe it is unrealistic to seek cuts of the scale and type you refer to in a business which is positioned for growth.

      o We do not believe it is appropriate to consider commencing a stock repurchase program while the independent investigation is pending.


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
In closing I would reiterate what I have previously told you. We value and respect your views as a significant shareholder of Sunterra. We have taken actions to build value for the shareholders over the long term, position the Company for growth and to realize value for shareholders and the Company from our European business.



Sincerely,

/s/ Nicholas Benson

Nicholas Benson
President & CEO



cc:  Sunterra Board of Directors






















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
FORWARD-LOOKING STATEMENTS; RISKS AND UNCERTAINTIES

Statements contained in this document that disclose the Company's or management's intentions, expectations or predictions of the future, including restatement adjustments to the Company's previously issued financial statements, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. The Company cautions that these statements involve risks and uncertainties and other factors that may cause results to differ materially from those anticipated at the time such statements are made. For example, future results, performance and achievements may be affected by our ability to successfully implement our strategic, operational and marketing plan including the cost reduction plan of our European operations, the actual amount of the pretax restructuring charge, the actual amount of the cash expenditures associated with the restructuring plan, general economic conditions, including a global economic downturn, the impact of war and terrorist activity, business and financing conditions, foreign exchange fluctuations, governmental and regulatory actions, the cyclicality of the vacation ownership industry, relationships with key employees, domestic and international political and geopolitical conditions, competition, downturns in leisure travel patterns, risk associated with the level and structure of our indebtedness, risk associated with potential acquisitions and dispositions and other circumstances and uncertainties. In addition, potential risks and uncertainties include, among other things: (1) the results of the Audit and Compliance Committee investigation and review of the allegations; (2) expectations as to the timing of the completion of such investigation by the Committee and its independent counsel, the Company's review, restatement and filing of its previously issued financial statements and its assessment of the effectiveness of disclosure controls and procedures and internal control over financial reporting, the review and filing of the Company's Form 10-Q for the fiscal quarter ended March 31, 2006, and the issuance of interim financial results for the Company; (3) expectations as to the timing of engaging a new independent registered public accounting firm and as to the level of cooperation from the Company's former accounting firm; (4) the possibility that the Nasdaq Listing Qualifications Panel may not grant the Company's request for an extension to regain compliance with Nasdaq listing qualifications or the Company's failure to regain compliance within any extension period, in which case the Company's common stock would be delisted from the Nasdaq National Market; (5) the effects of any required restatement adjustments to previously issued financial statements and possible material weaknesses in internal control over financial reporting; (6) the effects of any lawsuits or governmental investigations alleging among other things, violations of federal securities laws, by the Company or any of its directors or executive officers; (7) the possibility that any default under the Company's financing arrangements, including our Senior Finance Facility and Senior Subordinated Convertible Notes could cause acceleration of repayment of the entire principal amounts and accrued interest on such arrangements; (8) the effects of new accounting pronouncements; and (9) additional risks and uncertainties and important factors described in the Company's other press releases and in the Company's filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and quarterly report on Form 10-Q. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law.



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